Exhibit 4.46

Power of Attorney

I, Guo Man, a citizen of the People’s Republic of China (“China”), Chinese ID number            , am a shareholder of AirMedia Online Network Technology Co., Ltd. (“AirMedia Online”) and holds 80% of the equity interest in AirMedia Online. I hereby irrevocably authorize the representative appointed by AirMedia Technology (Beijing), Co., Ltd. (“AirMedia Technology”), within the term of validity of this Power of Attorney, to exercise the following rights:

Authorize the representative appointed by AirMedia Technology to exercise all of my rights as a shareholder on behalf of myself in accordance with PRC laws and the Articles of Association of AirMedia Online at the shareholders’ meeting of AirMedia Online, including but not limited to, proposing to convene the shareholders’ meeting, receiving notice with respect to the convening of shareholders’ meeting and its discussion procedure, attending shareholders’ meeting of AirMedia Online and exercising all voting rights as a shareholder holding 80% of the equity interest (including voting, nominating and appointing the director, general manager, CFO and other senior management of AirMedia Online, deciding bonus dividend and other matters, as my representative at the shareholders’ meeting of AirMedia Online) and deciding sale or transfer of all or part of my equity interest in AirMedia Online.

The conditions precedent for the aforesaid authorization and delegation is that the representative appointed by AirMedia Technology shall be an employee of AirMedia Technology or its affiliated party and AirMedia Technology agrees with the aforesaid authorization and delegation in writing. Once the representative appointed by AirMedia Technology departures from AirMedia Technology or its affiliated party, or AirMedia Technology informs me to terminate the aforesaid authorization and delegation, I will immediately withdraw the delegation and authorization granted herein to him/her and designate and authorize other person appointed by AirMedia Technology to exercise all of my aforementioned shareholder’s rights at the shareholders’ meeting of AirMedia Online. In the event of my death, I agree that the rights and obligations under this Power of Attorney will be inherited immediately by the representative appointed by AirMedia Technology.

This Power of Attorney shall remain in force and be irrevocable throughout the duration that I am a shareholder of AirMedia Online, unless obtaining prior consent of AirMedia Online, or the Call Option Agreement signed by AirMedia Technology and AirMedia Online is prematurely terminated for any reason.

Signature: /s/ Guo Man

Name: Guo Man

June 5th, 2015

Power of Attorney

I, Hong Tao, a citizen of the People’s Republic of China (“China”), Chinese ID number            , am a shareholder of AirMedia Online Network Technology Co., Ltd. (“AirMedia Online”) and holdS 5% of the equity interest in AirMedia Online. I hereby irrevocably authorize the representative appointed by AirMedia Technology (Beijing), Co., Ltd. (“AirMedia Technology”), within the term of validity of this Power of Attorney, to exercise the following rights:

Authorize the representative appointed by AirMedia Technology to exercise all of my rights as a shareholder on behalf of myself in accordance with PRC laws and the Articles of Association of AirMedia Online at the shareholders’ meeting of AirMedia Online, including but not limited to, proposing to convene the shareholders’ meeting, receiving notice with respect to the convening of shareholders’ meeting and its discussion procedure, attending shareholders’ meeting of AirMedia Online and exercising all voting rights as a shareholder holding 5% of the equity interest (including voting, nominating and appointing the director, general manager, CFO and other senior management of AirMedia Online, deciding bonus dividend and other matters, as my representative at the shareholders’ meeting of AirMedia Online) and deciding sale or transfer of all or part of my equity interest in AirMedia Online.

The conditions precedent for the aforesaid authorization and delegation is that the representative appointed by AirMedia Technology shall be an employee of AirMedia Technology or its affiliated party and AirMedia Technology agrees with the aforesaid authorization and delegation in writing. Once the representative appointed by AirMedia Technology departs from AirMedia Technology or its affiliated party, or AirMedia Technology informs me to terminate the aforesaid authorization and delegation, I will immediately withdraw the delegation and authorization granted herein to him/her and designate and authorize another person appointed by AirMedia Technology to exercise all of my aforementioned shareholder’s rights at the shareholders’ meeting of AirMedia Online. In the event of my death, I agree that the rights and obligations under this Power of Attorney will be inherited immediately by the representative appointed by AirMedia Technology.

This Power of Attorney shall remain in force and be irrevocable throughout the duration that I am a shareholder of AirMedia Online, unless obtaining prior consent of AirMedia Online, or the Call Option Agreement signed by AirMedia Technology and AirMedia Online is prematurely terminated for any reason.

Signature: /s/ Hong Tao

Name: Hong Tao

June 5th, 2015

Power of Attorney

I, Xu Qing, a citizen of the People’s Republic of China (“China”), Chinese ID number            , am a shareholder of AirMedia Online Network Technology Co., Ltd. (“AirMedia Online”) and holds 15% of the equity interest in AirMedia Online. I hereby irrevocably authorize the representative appointed by AirMedia Technology (Beijing), Co., Ltd. (“AirMedia Technology”), within the term of validity of this Power of Attorney, to exercise the following rights:

Authorize the representative appointed by AirMedia Technology to exercise all of my rights as a shareholder on behalf of myself in accordance with PRC laws and the Articles of Association of AirMedia Online at the shareholders’ meeting of AirMedia Online, including but not limited to, proposing to convene the shareholders’ meeting, receiving notice with respect to the convening of shareholders’ meeting and its discussion procedure, attending shareholders’ meeting of AirMedia Online and exercising all voting rights as a shareholder holding 15% of the equity interest (including voting, nominating and appointing the director, general manager, CFO and other senior management of AirMedia Online, deciding bonus dividend and other matters, as my representative at the shareholders’ meeting of AirMedia Online) and deciding the sale or transfer of all or part of my equity interest in AirMedia Online.

The conditions precedent for the aforesaid authorization and delegation is that the representative appointed by AirMedia Technology shall be an employee of AirMedia Technology or its affiliated party and AirMedia Technology agrees with the aforesaid authorization and delegation in writing. Once the representative appointed by AirMedia Technology departs from AirMedia Technology or its affiliated party, or AirMedia Technology informs me to terminate the aforesaid authorization and delegation, I will immediately withdraw the delegation and authorization granted herein to him/her and designate and authorize another person appointed by AirMedia Technology to exercise all of my aforementioned shareholder’s rights at the shareholders’ meeting of AirMedia Online. In the event of my death, I agree that the rights and obligations under this Power of Attorney will be inherited immediately by the representative appointed by AirMedia Technology.

This Power of Attorney shall remain in force and be irrevocable throughout the duration that I am a shareholder of AirMedia Online, unless obtaining prior consent of AirMedia Online, or the Call Option Agreement signed by AirMedia Technology and AirMedia Online is prematurely terminated for any reason.

Signature: /s/ Xu Qing

Name: Xu Qing

June 5th, 2015